UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road,	Suite 210,
Berwyn,	Pennsylvania	19312
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Dawne Hickton informed the Company of her decision to resign from the Board of Directors of Triumph Group, Inc. (the "Company") and all committees of the Board of Directors effective September 30, 2019. Ms. Hickton did not resign due to any disagreement with the Company or its management. Daniel Garton, who joined the Board of Directors in February 2018, has replaced Ms. Hickton as the Chair of Audit Committee effective September 30, 2019.

(d)     Barbara Humpton was appointed to the Company's Board of Directors and was named to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors effective September 30, 2019.
Ms. Humpton is currently the Chief Executive Officer ("CEO") of Siemens USA ("Siemens"), leading strategy, operations and services for the largest subsidiary of Siemens AG, one of the world’s largest producers of energy-efficient, resource-saving technologies, a position in which she has served since June 2018. Ms. Humpton originally joined Siemens in 2011, holding positions of increasing responsibility in the Siemens Government Technologies business, ultimately being named President and CEO of the business. Prior to joining Siemens, Ms. Humpton was a Vice President at Booz Allen Hamilton, where she was responsible for program performance and new business development for technology consulting with the Department of Justice and Department of Homeland Security. Prior to that, Ms. Humpton was Vice President at Lockheed Martin with responsibility for Biometrics Programs, Border and Transportation Security and Critical Infrastructure Protection.
There are no related person transactions between the Company or any of its subsidiaries and Ms. Humpton.
As part of the non-employee director compensation, Ms. Humpton was awarded 4,286 restricted stock units on September 30, 2019, which will remain subject to forfeiture until July 18, 2020.  The restricted stock units were awarded under the Company’s  2016 Director's Equity Compensation Plan. Ms. Humpton will receive the cash compensation paid to the Company’s non-employee directors, pro-rated for fiscal 2020. Reference is made to the Company’s non-employee director compensation program referenced as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2019, for a description of the compensation program.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 30, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Senior Vice President, General Counsel and Secretary